UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

TRANSGENOMIC, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)		000-30975 (Commission File Number)

91-1789357 (IRS Employer Identification Number)

12325 Emmet Street Omaha, NE (Address of principal executive offices)		68164 (Zip Code)

(402) 452-5400 (Registrant’s telephone number, including area code)
Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2015, Transgenomic, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the offer letter, dated November 6, 2012, by and between the Company and Leon Richards, the Company’s Chief Accounting Officer (the “Offer Letter”). The Amendment amends the Offer Letter to provide that, in the event Mr. Richards’ employment with the Company is terminated without “Cause” (as defined in the Amendment) prior to or within 12 months following a “Change in Control” (as defined in the Amendment) of the Company, he shall be entitled to receive an amount equal to nine months of his base salary at the time of his termination, subject to Mr. Richards signing and delivering a release of claims to the Company. The Amendment further provides that in the event Mr. Richards is employed with the Company upon a Change in Control, any stock options that are outstanding and unvested as of immediately prior to such Change in Control shall vest in their entirety, and become fully exercisable, as of immediately prior to, and contingent upon, such Change in Control. The Amendment also provides that unless Mr. Richards’ employment is terminated by the Company for Cause, he will have until the earlier of the following dates to exercise any then-vested and outstanding stock options: (i) 180 days after the termination of his employment, or (ii) the date on which the stock options otherwise would become unexercisable, ignoring the fact that his employment terminated.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company held on May 28, 2015, the Company’s stockholders voted on three proposals: (1) the election of Michael A. Luther, Ph.D. as a Class III director for a three-year term ending in 2018 (“Proposal One”); (2) an advisory vote to approve named executive officer compensation (“Proposal Two”); and (3) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 (“Proposal Three”).

The three proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2015.

As of the close of business on April 21, 2015, the record date for the Annual Meeting, there were a total of 14,466,510 shares of capital stock of the Company entitled to vote, which consisted of 12,161,156 shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”), 2,586,205 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (“Series A Preferred Stock”), which were convertible into 862,057 shares of Common Stock as of the record date, and 1,443,297 shares of Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (“Series B Preferred Stock”), which were convertible into 1,443,297 shares of Common Stock as of the record date. Each share of Common Stock was entitled to one vote on each matter to be voted on at the Annual Meeting. Only holders of Common Stock, as of the record date, voting as a separate class, were entitled to vote on Proposal One. Each share of Series A Preferred Stock was entitled to one vote for every three shares of Series A Preferred Stock on each matter to be voted on at the Annual Meeting, except for Proposal One. Each share of Series B Preferred Stock was entitled to one vote on each matter to be voted on at the Annual Meeting, except for Proposal One. The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Common Stock, voting of as a separate class, was required to approve Proposal One. The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, was required to approve Proposal Two. Approval of Proposal Three required the affirmative vote of a majority of the voting power present in person or represented by proxy by the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, at the Annual Meeting. At the Annual Meeting, 10,257,484 shares of Common Stock, 2,586,205 shares of Series A Preferred Stock and 1,443,297 shares of Series B Preferred Stock were represented in person or by proxy and, therefore, a quorum was present.

The final results for the votes regarding each proposal are set forth below.

Proposal One: The Company’s stockholders elected Michael A. Luther, Ph.D. as a Class III director for a three-year term ending in 2018 until his successor shall be elected and qualified or until his earlier resignation or removal. The results of the vote were as follows:

Votes For	Votes Withheld	Broker Non-Votes
5,495,699	70,594	4,691,191

Proposal Two: The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the vote were as follows:

	Votes For		Votes Against	Abstentions	Broker Non-Votes
Common Stock	5,474,624		52,694	38,975	4,691,191
Series A Preferred Stock	862,057	(1)	0	0	0
Series B Preferred Stock	1,443,297	(2)	0	0	0
Total Votes	7,779,978		52,694	38,975	4,691,191

(1) The holders of all 2,586,205 shares of Series A Preferred Stock outstanding as of the record date voted in favor of this proposal. The holders of Series A Preferred Stock were entitled to one vote for every three shares of Series A Preferred Stock.

(2) The holders of all 1,443,297 shares of Series B Preferred Stock outstanding as of the record date voted in favor of this proposal. The holders of Series B Preferred Stock were entitled to one vote for each share of Series B Preferred Stock.

Proposal Three: The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The results of the vote were as follows:

	Votes For		Votes Against	Abstentions	Broker Non-Votes
Common Stock	10,035,429		4,743	217,312	0
Series A Preferred Stock	862,057	(3)	0	0	0
Series B Preferred Stock	1,443,297	(4)	0	0	0
Total Votes	12,340,783		4,743	217,312	0

(3) The holders of all 2,586,205 shares of Series A Preferred Stock outstanding as of the record date voted in favor of this proposal. The holders of Series A Preferred Stock were entitled to one vote for every three shares of Series A Preferred Stock.

(4) The holders of all 1,443,297 shares of Series B Preferred Stock outstanding as of the record date voted in favor of this proposal. The holders of Series B Preferred Stock were entitled to one vote for each share of Series B Preferred Stock.

No other items were presented for approval by the Company’s stockholders at the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated November 6, 2012, by and between Transgenomic, Inc. and Leon Richards.
10.2	Amendment No. 1 to Offer Letter, dated June 2, 2015, by and between Transgenomic, Inc. and Leon Richards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSGENOMIC, INC.
June 3, 2015

By: /s/ Paul Kinnon Paul Kinnon President and Chief Executive Officer